UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 12, 2015

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.

1-3526	The Southern Company (A Delaware Corporation) 30 Ivan Allen Jr. Boulevard, N.W. Atlanta, Georgia 30308 (404) 506-5000	58-0690070

001-11229	Mississippi Power Company (A Mississippi Corporation) 2992 West Beach Gulfport, Mississippi 39501 (228) 864-1211	64-0205820

The names and addresses of the registrants have not changed since the last report.

This combined Form 8-K is filed separately by two registrants: The Southern Company and Mississippi Power Company.  Information contained herein relating to each registrant is filed by each registrant solely on its own behalf.  Each registrant makes no representation as to information relating to the other registrant.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The Southern Company (“Southern Company”) and Mississippi Power Company (“Mississippi Power”) are filing this Current Report on Form 8-K to provide investors with information regarding Mississippi Power’s integrated coal gasification combined cycle project in Kemper County, Mississippi (the “Kemper IGCC”), the legal challenge to the Mississippi Public Service Commission’s (the “Mississippi PSC”) rate order approving retail rate increases of 15% effective March 19, 2013, and 3% effective January 1, 2014 (the “2013 MPSC Rate Order”), and the related January 2013 settlement agreement between Mississippi Power and the Mississippi PSC that established processes for resolving matters regarding cost recovery related to the Kemper IGCC (the “2013 Settlement Agreement”).
Item 2.02. Results of Operations and Financial Condition.
The information set forth below in Item 8.01 is incorporated by reference into this Item 2.02.
Item 8.01. Other Events.
See MANAGEMENT’S DISCUSSION AND ANALYSIS - FUTURE EARNINGS POTENTIAL - “Integrated Coal Gasification Combined Cycle” in Mississippi Power’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 (the “Form 10-K”). See also Note 3 to the financial statements of Southern Company and of Mississippi Power under “Integrated Coal Gasification Combined Cycle” in Item 8 of each company’s Form 10-K. In addition, see MANAGEMENT’S DISCUSSION AND ANALYSIS - FUTURE EARNINGS POTENTIAL - “Integrated Coal Gasification Combined Cycle” in Mississippi Power’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2014 (the “Form 10-Q”). See also Note (B) to the Condensed Financial Statements under

“Integrated Coal Gasification Combined Cycle” in each company’s Form 10-Q for additional information.
On February 12, 2015, the Supreme Court of Mississippi (the “Court”) issued a decision in the legal challenge to the 2013 MPSC Rate Order filed by Thomas A. Blanton. The Court reversed the 2013 MPSC Rate Order. The Court also found the 2013 Settlement Agreement unenforceable due to a lack of public notice for the related proceedings. The Court’s ruling remands the matter to the Mississippi PSC to (1) fix by order the rates that were in existence prior to the 2013 MPSC Rate Order, (2) fix no rate increases until the Mississippi PSC is in compliance with the Court’s ruling, and (3) enter an order refunding the monies attributable to the rate increases under the 2013 MPSC Rate Order. The Court concluded, in part, that the Mississippi PSC should have determined the prudency of Kemper IGCC costs before approving rate recovery through the 2013 MPSC Rate Order.  Through December 31, 2014, Mississippi Power had collected approximately $257 million through rates under the 2013 MPSC Rate Order, of which approximately $32 million ($20 million after-tax) has been recognized in income. Any required refunds would also include carrying costs. The Court’s order does not have any impact on the Mississippi PSC’s 2012 order confirming the Certificate of Public Convenience and Necessity for the Kemper IGCC.
Mississippi Power continues to analyze the Court’s opinion and expects to file for rehearing. The ultimate outcome of these matters cannot be determined at this time.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 13, 2015	THE SOUTHERN COMPANY
	By	/s/Melissa K. Caen
Melissa K. Caen Corporate Secretary

MISSISSIPPI POWER COMPANY
	By	/s/Melissa K. Caen
Melissa K. Caen Assistant Secretary

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